Exhibit 99.1

Tidewater Elects M. Jay Allison To Its Board of Directors

NEW ORLEANS, September 21, 2006 – Tidewater (NYSE: TDW) today announced the election of M. Jay Allison to its Board of Directors for a term expiring in July 2007.

Mr. Allison is the President, Chief Executive Officer, and Chairman of the Board of Directors of Comstock Resources, Inc., an independent energy company engaged in the exploration, development and production of oil and natural gas properties. Mr. Allison has been a director of Comstock since June 1987, and has served as its President/Chief Executive Officer since 1988. Mr. Allison was elected Chairman of the Board of Directors of Comstock in 1997.

Mr. Allison earned his B.B.A., M.S. and J.D. degrees from Baylor University in 1978, 1980 and 1981, respectively.

Mr. Allison also serves as Chairman of the Board of Directors of Bois d’Arc Energy, Inc., and currently serves on the Board of Regents for Baylor University. Also, Mr. Allison is on the Advisory Board of the Salvation Army in Dallas, Texas.

Tidewater Inc. owns over 490 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Keith Lousteau – (504) 566-4505

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